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                                                                      EXHIBIT 11


                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re Computation of Per Share Earnings
                  (Dollars in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the nine- month period ended September 30, 2000 and 1999.

                                                                          BASIC              DILUTED
                                                                          INCOME             INCOME
                                                                          PER SHARE          PER SHARE
                                                                          ---------          ---------
For the nine months ended September 30, 2000
     Net income                                                           $   5,710              5,710
                                                                          =========          =========
Weighted average number of common
    shares outstanding                                                        6,345              6,345
Common share equivalents resulting
    from:  dilutive stock options                                                --                 --
            restricted stock                                                     --                118
                                                                          ---------          ---------
Adjusted weighted average number
    of common and common equivalent
     shares outstanding                                                       6,345              6,463
                                                                          =========          =========

        Net income per common share                                       $    0.90               0.88
                                                                          =========          =========

For the nine months ended September 30, 1999
    Net income                                                            $   4,992              4,992
                                                                          =========          =========
Weighted average number of common
    shares outstanding                                                        6,347              6,347

Common share equivalents resulting
    from:  dilutive stock options                                                --                 44
           restricted stock                                                      --                 67
                                                                          ---------          ---------
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                                        6,347              6,458
                                                                          =========          =========

        Net income per common share                                       $    0.79               0.77
                                                                          =========          =========


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
                                                                   EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re Computation of Per Share Earnings
                  (Dollars in thousands, except per share data)


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended September 30, 2000 and 1999.

BASIC                                                                     DILUTED
                                                                          INCOME             INCOME
                                                                          PER SHARE          PER SHARE
                                                                          ---------          ---------
For the three months ended September 30, 2000
     Net income                                                           $   2,125              2,125
                                                                          =========          =========
Weighted average number of common
    shares outstanding                                                        6,345              6,345
Common share equivalents resulting
    from:  dilutive stock options                                                --                 --
           restricted stock                                                      --                117
                                                                          ---------          ---------
Adjusted weighted average number
    of common and common equivalent
     shares outstanding                                                       6,345              6,462
                                                                          =========          =========

        Net income per common share                                       $    0.34               0.33
                                                                          =========          =========

For the three months ended September 30, 1999
    Net income                                                            $   2,103              2,103
                                                                          =========          =========
Weighted average number of common
    shares outstanding                                                        6,327              6,327

Common share equivalents resulting
    from:  dilutive stock options                                                --                 38
           restricted stock                                                      --                 67
                                                                          ---------          ---------
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                                        6,327              6,432
                                                                          =========          =========

        Net income per common share                                       $    0.33               0.32
                                                                          =========          =========


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